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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 3, 2015, in the Registration Statement and related Prospectus of Tri-State Generation and Transmission Association, Inc. for the registration of $250,000,000 aggregate principal amount of 3.70% First Mortgage Bonds, Series 2014E-1, due 2024, and $250,000,000 aggregate principal amount of 4.70% First Mortgage Bonds, Series 2014E-2, due 2044.

/s/ Ernst & Young LLP
Denver, Colorado
April 22, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm